                                                                   Exhibit 10.9

              SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS

This Settlement Agreement and Release of All Claims (hereinafter "Agreement") is made and entered into by and between: Wei Yen and his heirs, administrators, agents, representatives, executors, successors and assigns (hereinafter collectively referred to as "Yen"); and Network Computer, Inc. ("NCI") and Oracle Corporation, and each of their officers, administrators, agents, representatives, shareholders, directors, employees, executors, successors, assigns, subsidiaries, parent companies, predecessor or successor companies, or any other individuals or entities related thereto or potentially liable with respect to Yen's claims (hereinafter collectively referred to as the "Company").

1. Yen was employed by the Company in the position of President of NCI. Yen's position as President of NCI and his employment with the Company ended with his resignation on February 24, 1998.

2. Potential disputes may arise between the Company and Yen relating to Yen's employment relationship with the Company, the changes in his employment status, Yen's compensation, the termination of the employment relationship between him and the Company and the circumstances attendant thereto.

3. Yen and the Company desire now to settle completely and for all time their potential disputes and any and all other disputes or differences between them regarding any matter related to Yen's employment relationship with the Company, the changes in his employment status, Yen's compensation and the termination of the employment relationship between him and the Company.

4. Therefore, in consideration of the covenants and promises herein contained and for other valuable consideration, receipt of which is hereby acknowledged, the following Agreement is entered into by the undersigned parties.

5. This Agreement, and compliance with this Agreement, shall not be construed as an admission of liability on the part of either party. Such liability being expressly denied, the parties' intent in this Agreement is to avoid litigation. Yen hereby represents that he has neither filed nor caused to be filed any pending charges, suits, claims, grievances or other action (hereinafter referred to as "claims") related to Yen's employment relationship with the Company, the changes in his employment status, Yen's compensation, the termination of the employment relationship between the Company and Yen or any other conduct of the Company occurring prior to the execution of this Agreement. Notwithstanding the above, Yen agrees that he shall dismiss any claims which have been filed.

6. Yen agrees not to file, pursue or cooperate in the filing or pursuit by anyone else of any claims which are against or involve the Company and which are in any way related to Yen's employment relationship with the Company, the changes in his employment status, Yen's compensation, the termination of the employment relationship between the Company and Yen or any other conduct of the Company relating to any of the foregoing occurring prior to the execution of this Agreement. Yen agrees that should he learn of any such claims being pursued on his behalf, he will use his best efforts to cause such claims to be withdrawn, dismissed or otherwise terminated with prejudice.

7. In exchange for Yen's execution of this Agreement, the Company agrees to amend Yen's October 17, 1997 Employment Agreement to provide that Yen is eligible for certain benefits thereunder notwithstanding his February 24, 1998 resignation date. Yen agrees that the consideration set forth herein constitutes full complete and final settlement of any and all Yen's claims, including but not limited to any claims arising under the Age Discrimination in Employment Act of 1967 as amended, actual or potential, known or unknown, which in any way arise from or are related to Yen's employment relationship with the Company, the changes in his employment status, Yen's compensation, the termination of the employment relationship between the Company and Yen or any other conduct of the Company occurring prior to the execution of this Agreement.

8. Beginning on February 25, 1998, Yen has the opportunity, under the terms and conditions of COBRA, to continue medical insurance at his own expense.

9. Yen acknowledges his continuing obligations to the Company with respect to the Proprietary Information Agreement. Yen agrees to continue abiding by the terms and conditions of the Proprietary Information Agreement.

       Yen further acknowledges his obligations to the Company during the "Restricted Period" as that term is defined and discussed in the Employment Agreement dated October 17, 1997.

10. Yen voluntarily waives the provision of Section 1542 of the California Civil Code, and any other provision or statute of like effect, which provides:

             A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

       Yen warrants that he has read and understands the aforesaid Section 1542 and he has had the opportunity to consult with and be advised by counsel regarding its meaning and effect and he voluntarily waives its provisions and any other provision or statute of like effect.

11. Having so waived the provisions of Section 1542, and any other provision or statute of like effect, Yen releases the Company from any and all claims of any kind, whether known or unknown, actual or potential, which he now has or may have at any time which in any way relate to Yen's employment relationship with the Company, the changes in his employment status, Yen's compensation, the termination of the employment relationship between the Company and Yen and any other conduct of the parties relating to Yen's employment and occurring prior to the execution of this Agreement.

12. Yen warrants that he has not assigned, transferred nor purported to assign or transfer any claim against the Company that arose prior to the execution of this Agreement and that he will not assign or transfer or purport to assign or transfer hereafter any such claim.

13. Yen acknowledges that he is hereby advised to consult with and warrants that he has had the opportunity to be represented by legal counsel regarding his claims, other potential claims, and this Agreement. Yen freely and voluntarily enter into this Agreement.

14. Each party shall pay their own attorneys' fees, if any, incurred in connection with the negotiation and drafting of this Agreement. Each party shall release and forever hold the other harmless from any liability to their attorneys for payment of such fees pursuant to any agreement or understanding between each party and their attorneys.

15. The parties warrants that in agreeing to the terms of this Agreement, they have not relied in any way upon any representations or statements of the other party regarding the subject matter hereof or the basis or effect of this Agreement other than those representations or statements contained herein.

16.    This Agreement shall be governed by the laws of California.

17. Any legal action or legal proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or San Mateo County, California. The parties agree to submit to the jurisdiction of and agree that venue is proper in the aforesaid courts in any such action or proceeding.

18. If any part of this Agreement shall be determined to be illegal, invalid or unenforceable, the remaining part shall not be affected thereby, and the illegal, unenforceable or invalid parts shall be deemed not to be a part of this Agreement.

19. This Agreement sets forth the entire Agreement between the parties thereto and supersedes any and all prior agreements or understandings, written or oral, between the parties pertaining to the subject matter hereof. No other promises or agreements shall be binding upon the parties with respect to this subject matter unless contained herein or separately agreed to in writing by the parties.

20. In the event that legal proceedings are initiated for the purpose of enforcing the terms of this Agreement, the prevailing party in any such proceeding shall be entitled to an award of reasonable attorneys' fees and costs incurred in bringing or defending such action. It is further agreed that the prevailing party shall be entitled to an award or reasonable attorneys' fees and costs incurred in collecting any judgment which results from any proceeding brought to enforce the terms of this Agreement.

21. The Company, after reasonable inquiry, is not currently aware of any claims and does not anticipate any claims against Yen.

22. Notwithstanding any other provision of this Agreement, nothing in this Agreement shall be deemed to preclude Yen or his designee from enforcing or establishing, or limiting Yen's or his designee's ability to enforce or establish, including as against the Company, any of Yen's or his designee's rights relating to ownership, exploitation or precluding infringement of Yen's or his designee's right, title and interest in and to the intellectual property rights relating to technology that Yen has developed or will develop while engaged in "Permitted Activities" (as defined in Section 9.a. of Yen's October 17, 1997 Employment Agreement, as amended ("Employment Agreement")).

23. The offer to Yen set forth in the Agreement remains open for twenty-one days, during which time he may review and consider this Agreement. Further Yen has until seven days following the execution of this Agreement to revoke it, in which case its terms shall be ineffective and unenforceable. Revocation can be made by delivering a written notice of revocation to:


                              Office of the General Counsel
                              Network Computer, Inc.
                              5000 Oracle Parkway, MS 659507
                              Redwood Shores, CA 94065


/s/ Wei Yen                                /s/ David Roux
-------------------------------            --------------------------------
Wei Yen                                    Network Computer, Inc.

                                           By: David Roux
                                              -----------------------------

                                            Title:   CEO
                                                  -------------------------

Dated:   10/8/98                            Dated:  10/2/98
      -------------------------                    ------------------------

                                      [LETTERHEAD]


                                         FEBRUARY 24, 1998



Board of Directors
Network Computer, Inc.
1000 Bridge Parkway
Redwood Shores, CA 94065


To the Board of Directors:

     I hereby resign as President of Network Computer, Inc., effective February 24, 1998.


                                           Sincerely,


                                           /s/ Wei Yen
                                           -------------------------
                                           Wei Yen

                                      [LETTERHEAD]


                                         APRIL 1, 1998



Board of Directors
Network Computer, Inc.
1000 Bridge Parkway
Redwood Shores, CA 94065


To the Board of Directors:

     I hereby resign as Director of Network Computer, Inc., effective April 1, 1998.


                                           Sincerely,


                                           /s/ Wei Yen
                                           -------------------------
                                           Wei Yen